Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-174733) of our report dated June 1, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Exide Technologies’ Annual Report on Form 10-K for the year ended March 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, GA
August 5, 2011